Exhibit 24.2

POWER OF ATTORNEY

The undersigned Director of Diamond Offshore Drilling, Inc. hereby designates, constitutes and appoints each of David L. Roland and Dominic A. Savarino (with full power to each to act alone) as his true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution (the “Attorneys-in-Fact”), for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including pre-effective amendments, post-effective amendments, exhibits thereto and other documents in connection therewith) to this Registration Statement, which amendments may make such changes in this Registration Statement as any Attorney-in-Fact deems appropriate, supplements, subsequent registration statements relating to the offering to which this Registration Statement relates (including any subsequent registration statement filed by the registrant pursuant to Rule 462 of the Securities Act which relates to this Registration Statement), or other instruments as any Attorney-in-Fact deems necessary or appropriate, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to each such Attorney-in-Fact full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as each signatory might or could do in person, and hereby ratifies and confirms all that said Attorneys-in-Fact or any of them or his, her or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, the undersigned has executed this Power of Attorney as of the date indicated below.

Signature	Title	Date

/s/ Benjamin C. Duster, IV Benjamin C. Duster, IV	Director	May 31, 2022